EXHIBIT 4.20

TRADEMARK AND LICENSE SECURITY AGREEMENT

TRADEMARK AND LICENSE SECURITY AGREEMENT (“Agreement”) dated as of February        , 2002, is between EPICEDGE, INC., a Texas corporation (the “Company”), and Edgewater Private Equity Fund III, L.P., a Delaware limited partnership(the “Lender”).

W I T N E S S E T H:

WHEREAS, the Lender has agreed to loan the Company an aggregate principal amount of Six Hundred Ten Thousand Dollars ($610,000) pursuant to that certain Secured Promissory Note of even date herewith (the “Note”), made by the Company in favor of the Lender; and

WHEREAS, pursuant to the terms of the Note, the Company is required to execute this Agreement in order to secure the obligations and liabilities of the Company under the Note.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company agrees as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, the capitalized terms used herein which are defined in the Note shall have the meanings specified in the Note.

(b)           The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and schedule references are to this Agreement unless otherwise specified.

(c)           All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

(d)           For purposes of this Agreement, the term “Event of Default” shall mean a Default under the Note occurring prior to the full payment of all amounts due under the Note.

2.             Security Interest in Trademarks.  To secure the complete and timely payment, performance and satisfaction of all of the Obligations, the Company hereby grants to Lender a continuing security interest, with power of sale (upon the occurrence of and during the continuance of an Event of Default and to the extent permitted by applicable law) in all of Company’s interest in now owned or existing and hereafter acquired or arising (collectively, the “Collateral”):

(a)           trademarks, registered trademarks and trademark registrations, trade names, service marks, registered service marks and service mark registrations, including, without limitation, the registered trademarks and registered service marks listed on Schedule A, and (i) the reissues, continuations, all renewals and extensions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of such Company’s rights corresponding thereto throughout the world (all of the foregoing registered trademarks and registered service marks together with the items described in clauses (i)-(iv) in this paragraph 2(a), being sometimes hereinafter individually and/or collectively referred to as the “Trademarks”);

(b)           the goodwill of such Company’s business connected with and symbolized by the Trademarks; and

(c)           license agreements with any other party in connection with any Trademarks or such other party’s trademarks, registered trademarks, trademark registrations, trade names, service marks, registered service marks and service mark registrations, whether such Company is a licensor or licensee under any such license agreement, including, but not limited to, the license agreements listed on Schedule B, and the right upon the occurrence of and during the continuance of an Event of Default to use the foregoing in connection with the enforcement of Lender’s rights under the Note (all of the foregoing being hereinafter referred to collectively as the “Licenses”).  Notwithstanding the foregoing provisions of this Section 2, the Licenses shall not include any license agreement with respect to which the grant of the security interest contemplated by this Agreement would be a breach or default thereunder; it being understood that upon request of the Lender, Company will in good faith use commercially reasonable efforts to obtain consent for the creation of a security interest in favor of the Lender in Company’s rights under such license agreement.

3.             Restrictions on Future Agreements.  The Company will not, without Lender’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and Company further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would in any material respect affect the validity or enforcement of the rights transferred to Lender under this Agreement or the rights associated with those Trademarks which are necessary or desirable in the operation of Company’s business.

4.             New Trademarks and Licenses.  The Company represents and warrants that the Trademarks and Licenses listed on Schedule A and Schedule B, respectively, include all of the Trademarks and Licenses now owned or held by such Company.  If, prior to the termination of this Agreement, Company shall (i) obtain rights to any new Trademark or Licenses or (ii) become entitled to the benefit of any new or existing Trademark or License, the provisions of Section 2 shall automatically apply thereto and Company shall notify Lender in writing (with reasonable detail) upon request of Lender of such changes.  Provided that Company shall, within ten (10) days of approval, notify Lender and provide Lender with copies of all relevant documents relating to the approval of an application for a domestic Trademark by the United States Patent and Trademark Office.  The Company hereby authorizes Lender to unilaterally modify this Agreement by (a) amending Schedule A or Schedule B, as the case may be, to include any Trademarks or Licenses which are described under Section 2, or under this

Section 4, and (b) filing with the United States Patent and Trademark Office, in addition to and not in substitution for, this Agreement, a duplicate original of this Agreement containing on Schedule A or Schedule B thereto, as the case may be, the revised list of Trademarks and/or Licenses under Section 2 or this Section 4.  Notwithstanding the foregoing, the Company hereby agrees that Lender’s security interest shall extend to all of the collateral listed in Section 2 and this Section 4, regardless of whether Lender actually amends Schedule A and Schedule B.

5.             Royalties.  Company hereby agrees that the use by Lender of the Trademarks and Licenses and as authorized hereunder for collateral security purposes (upon the occurrence of and during the continuance of an Event of Default) shall be co-extensive with such Company’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from Lender to Company.

6.             Nature and Continuation of Lender’s Security Interest.  This Agreement is made for collateral security purposes only.  This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall remain in full force and effect until the Obligations have been paid in full and the Note terminated.  At such time, the rights granted to Lender hereunder shall also terminate, and Lender agrees to execute a release and termination as necessary to effectuate the release of the security interest granted to it.  If at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Lender had not been made.

7.             Right to Inspect; Further Assignments and Security Interests.  Lender shall have the right, at any reasonable time and from time to time, to inspect the premises and to examine the books, records, and operations of Company relating to the Trademarks and the Licenses including, without limitation, Company’s quality control processes.  From and after the occurrence of, and during the continuance of, an Event of Default, and subject to the terms of the Note, the Company agrees that Lender or a conservator appointed by Lender, shall have the right to establish such reasonable additional product quality controls as Lender or such conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Company under the Trademarks or the Licenses.  The Company agrees (i) not to sell or assign its respective interests in, or grant any license under, the Trademarks or the Licenses outside the ordinary course of business in accordance with past practices without the prior written consent of Lender, (ii) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with the quality of said products as of the date hereof, and (iii) not to reduce the quality of such products in any material respect without the prior written consent of Lender.

8.             Duties of Company.

(a)           The Company shall have the duty:  (i) to prosecute diligently any trademark applications or registrations or service mark applications or registrations that are part of the Trademarks pending as of the date hereof or thereafter until the termination of this Agreement; (ii) to make applications for trademarks and service marks as Company deems appropriate, and (iii) to take commercially reasonable steps to preserve and maintain all of Company’s rights in the trademark and service mark applications and trademark and service mark registrations that are part of the Trademarks.  Any expenses incurred in connection with the foregoing shall be borne by Company.  The Company shall not abandon any material trademark or service mark which is the subject of a registered trademark, service mark or application therefor and which is or shall be, in such Company’s commercially reasonable business judgment, necessary or economically desirable in the operation of such Company’s business.  Company agrees to retain an experienced trademark attorney reasonably acceptable to Lender for filing and prosecution of all applications and other proceedings.

(b)           Lender shall not have any duty with respect to the Trademarks or Licenses.  Without limiting the generality of the foregoing, Lender shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks and Licenses against any other parties, but may do so at Lender’s option upon the occurrence of and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of Company and added to the Obligations secured hereby.

9.             Lender’s Right to Sue.  Upon the occurrence of and during the continuance of an Event of Default, and subject to the terms of the Note, Lender shall have the right, but shall not be obligated, to bring suit to enforce the Trademarks and the Licenses and, if Lender shall commence any such suit, Company shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents reasonably required by Lender in aid of such enforcement.  The Company shall, upon demand, promptly reimburse and indemnify Lender for all reasonable costs and expenses incurred by Lender in the exercise of its rights under this Section 9 (including, without limitation, all attorneys’ and paralegals’ fees).  If, for any reason whatsoever, Lender is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such reasonable costs and expenses shall be added to the Obligations secured hereby.

10.           Waivers.  No course of dealing between Company and Lender, and no failure to exercise or delay in exercising on the part of Lender any right, power or privilege hereunder or under the other Loan Documents shall operate as a waiver of any of Lender’s rights, powers or privileges.  No single or partial exercise of any right, power or privilege hereunder or under Note shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11.           Lender’s Exercise of Rights and Remedies Upon Default.  Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence of and during the continuance of an Event of  Default, Lender may exercise any of the rights and remedies provided in this Agreement and any of the other Loan Documents.  Without limiting the foregoing, Company acknowledges and agrees that upon the occurrence of and during the continuance of an Event of  Default, Lender or its nominee may use the Trademarks and Licenses to complete the manufacture of, assemble, package, distribute, prepare for sale and sell the inventory, or for any other purpose in connection with the conduct of Company’s business.

12.           Intent-to-Use Applications.  Notwithstanding any provision of this Agreement, the applicable Uniform Commercial Code or any other agreement or law, in no event shall any party be required or permitted under this Agreement to assign, convey or transfer any trademark or service mark that is the subject of an application for registration under Section 1(b) of the Lanham Act (15 U.S.C. § 1051(b)), as amended, prior to the filing of the verified statement of use under Section 1(d) of the Lanham Act (15 U.S.C. § 1051(d)), as amended except in connection with the ongoing business to which such trademark or service mark pertains.

13.           Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14.           Modification.  This Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 2 and Section 4 hereof or by a writing signed by the parties hereto.

15.           Cumulative Remedies; Power of Attorney.  All of Lender’s rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.  The Company hereby irrevocably appoints Lender as Company’s  attorney-in-fact, with full authority in the place and stead of Company and in the name of Company or otherwise to carry out the acts described below.  Subject to the terms of the Note, upon the occurrence of and during the continuance of an Event of Default, the Company hereby authorizes Lender to, in its sole discretion, (i) endorse Company’s name on all applications, documents, papers and instruments necessary or desirable for Lender to exercise its rights and remedies regarding the Trademarks and the Licenses, (ii) take any other actions to exercise its rights and remedies regarding the Trademarks and the Licenses as Lender deems are in its best interest, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks to anyone on commercially reasonable terms, and (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone on commercially reasonable terms.  Lender shall take no action pursuant to subsection (i), (ii), (iii) or (iv) of this Section 15 without taking like action with respect to the entire goodwill of Company’s business connected with the use of, and symbolized by, such Trademarks.  The Company hereby ratifies all such actions that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement shall have been terminated pursuant to Section 6 hereof.  The Company acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Lender under the Loan Documents, but rather is intended to facilitate the exercise of such rights and remedies.  Lender shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which, respectively, either (y) the Trademarks may be located or deemed located, or (z) the Licenses were granted (the “UCC”).

16.           Binding Effect; Benefits.  This Agreement shall be binding upon Company and its successors and assigns, and shall inure to the benefit of Lender and its nominees, successors and assigns. Company’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Company; provided, however that Company shall not voluntarily assign its obligations hereunder without the prior written consent of Lender.

17.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, subject, however, to the applicability of the UCC of any jurisdiction in which any Collateral may be located or deemed located at any given time.

18.           Forum Selection.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE LOCATED OR DEEMED LOCATED.  COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF THE COMPANY SPECIFIED IN, OR PURSUANT TO, THE NOTE OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.           Jury Trial.  EACH OF COMPANY AND LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

20.           Notices.  All notices or other communications hereunder shall be given in the manner and to the addresses set forth in the Note.

21.           Section Headings.  The section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

22.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

23.           Right of Recordal of Security Interest.  Lender shall have the right, but not the obligation, at the expense of Company, to record this Agreement in the United States Patent and Trademark Office and with such other recording authorities deemed reasonable and proper by Lender.  Upon satisfaction in full of the Obligations and termination of the Note, Company shall have the right to effect recordal of such satisfaction or termination at the expense of Company in the United States Patent and Trademark Office and with such other recording authorities deemed reasonable and proper by Company.  Lender and Company shall cooperate to effect all such recordals hereunder.

[SIGNATURE PAGE FOLLOWS]

Trademark and License Security Agreement Signature Page

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

Company:

EPICEDGE, INC., a Texas corporation

By:
Title:
ACCEPTED AND AGREED BY:

EDGEWATER PRIVATE EQUITY FUND
III, L.P., as Lender

By: Edgewater III Management, L.P.
Its: General Partner

By: Gordon Management, Inc.
Its: General Partner

By:
Title:

STATE OF	)
) SS
COUNTY OF	)

The foregoing Trademark and License Security Agreement was executed and acknowledged before me this         day of                                    , 2002, by                                         , personally known to me to be the                                             of EpicEdge, Inc., a Texas corporation, on behalf of such entity.

(SEAL)

Notary Public
My commission expires

STATE OF	)
) SS
COUNTY OF	)

The foregoing Trademark and License Security Agreement was executed and acknowledged before me this          day of                                            , 2002, by                                                , personally known to me to be the                                              of Edgewater Private Equity Fund III, L.P., as Lender.

(SEAL)

Notary Public
My commission expires

SCHEDULE A

to Trademark and License Security Agreement

TRADEMARKS

[COMPANY TO COMPLETE]

SCHEDULE B

to Trademark and License Security Agreement

LICENSES

[COMPANY TO COMPLETE]